                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): October 7, 2002



                             IMPERIAL SUGAR COMPANY
             (Exact name of registrant as specified in its charter)



            TEXAS                       1-10307                 74-0704500
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


                  ONE IMPERIAL SQUARE
                       P. O. BOX 9
                    SUGAR LAND, TEXAS                            77487
        (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code: (281) 491-9181

Item 5 - Other Events

     Effective October 7, 2002, Imperial Sugar Company sold its beet processing facilities in Sidney, Montana, Torrington, Wyoming and Hereford, Texas to American Crystal Sugar Company for approximately $34 million. The parties placed $925,000 of the proceeds from the sale into escrow pending resolution of certain contingencies. Imperial Sugar used the net proceeds it received primarily to repay debt under its credit facilities.

     On October 9, 2002, the Company issued a press release in respect of the foregoing. A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

Item 7 - Financial Statements, Pro Forma Financial Information & Exhibits

     Exhibits:

     99.1 Press Release

     99.2 Asset Purchase Agreement

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   IMPERIAL SUGAR COMPANY



Date: October 15, 2002              By: /s/ Darrell D. Swank
                                        ----------------------------------------
                                        Darrell D. Swank
                                        Executive Vice President and
                                        Chief Financial Officer
                                        (Principal Financial Officer)